Exhibit 2.5

AMENDMENT NO. 4

TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 4 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into this 19th day of May, 2010 by and among Resaca Exploitation, Inc., a Texas corporation (“Parent”), Resaca Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Cano Petroleum, Inc., a Delaware corporation (“Target”).

W I T N E S S E T H :

WHEREAS, Parent, Merger Sub and Target are parties to that certain Agreement and Plan of Merger dated September 29, 2009, that certain Amendment No. 1 to Agreement and Plan of Merger dated February 24, 2010, that certain Amendment No. 2 to Agreement and Plan of Merger dated April 1, 2010 and that certain Amendment No. 3 to Agreement and Plan of Merger dated April 28, 2010 (as amended, the “Merger Agreement”);

WHEREAS, Parent and Target desire to further amend the Merger Agreement to modify the method pursuant to which Parent and Target solicit proxies relating to obtaining the necessary approvals of the agenda items to be voted upon at the Target Meeting and the Parent Meeting; and

WHEREAS, pursuant to Section 11.12 of the Merger Agreement, the Merger Agreement may be amended if made in writing by Parent and Target.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Certain Definitions.  Terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.  All references to the “Agreement” in the Merger Agreement shall be deemed to refer to the Merger Agreement, as amended by this Amendment.

Section 2.               Amendment and Restatement of Section 4.20.  Section 4.20 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“                         4.20              Proxy/Prospectus; Registration Statement.  None of the information to be supplied by Target for inclusion in (a) the proxy statement relating to the Target Meeting (as defined below) (also constituting the prospectus in respect of Parent Common Shares into which Target Common Shares will be converted) (the “Proxy/Prospectus”) to be filed by Target and Parent with the SEC, and any amendments or supplements thereto, (b) the proxy statement or comparable document relating to the Parent Meeting (as defined below) (the “Parent Proxy”) to be mailed by Parent to its shareholders and its Nomad (as defined below), and any amendments or supplements thereto, or (c) the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by Parent with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy/Prospectus and the Parent Proxy, at the time such documents or any amendment or supplement thereto is first mailed to the Target and Parent stockholders, at the time of the Target Meeting and the Parent Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.”

Section 3.               Amendment and Restatement of Section 5.20.  Section 5.20 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“              5.20         Proxy/Prospectus; Registration Statement.  None of the information to be supplied by Parent and, with respect to clause (d) only, its directors for inclusion in (a) the Parent Proxy, (b) the Proxy/Prospectus to be filed by Target and Parent with the SEC, and any amendments or supplements thereto, (c) the Registration Statement to be filed by Parent with the SEC in connection with the Merger, or (d) the Readmission Document to be compiled in accordance with the AIM Rules, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Parent Proxy and the Proxy/Prospectus, at the time such documents or any amendments or supplements thereto are first mailed to the Target and Parent stockholders, at the time of the Target Meeting and the Parent Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.”

Section 4.               Amendment and Restatement of Section 7.6(b).  Section 7.6(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“                              (b)           “Expenses” as used in this Agreement shall include all reasonable out-of-pocket expenses incurred by a party or on its behalf in connection with or related to the preparation, printing, filing and mailing of the Registration Statement, the Proxy/Prospectus, the Parent Proxy, the solicitation of stockholder approvals and requisite HSR filings (subject to reasonable documentation).  Expenses shall exclude all fees and expenses of outside counsel, accountants, financing sources, investment bankers, experts and consultants to any party hereto and its affiliates incurred by such party or on its behalf in connection with or related to the due diligence, authorization, preparation, negotiation, execution or performance of this Agreement.”

Section 5.               Amendment and Restatement of Section 7.14(b).  Section 7.14(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“                              (b)           Parent shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special or annual meeting of its stockholders (the “Parent Meeting”) for the purpose of securing the Parent Stockholders’ Approval, (ii) distribute to its stockholders the Parent Proxy in accordance with applicable federal and state law and its Certificate of Incorporation and Bylaws, which Parent Proxy shall contain the recommendation of the Parent Board of Directors that its stockholders approve this Agreement, (iii) subject to Section 7.3 and Article X, recommend approval of the Merger and this Agreement through its board of directors, (iv) subject to Section 7.3 and Article X, use commercially reasonable efforts to solicit from its stockholders proxies to secure the Parent Stockholders’ Approval, and (v) cooperate and consult with Target with respect to each of the foregoing matters.”

Section 6.               Amendment and Restatement of Section 7.15(a).  Section 7.15(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“                              (a)           Parent and Target shall promptly (i) prepare and file with the SEC a preliminary version of the Proxy/Prospectus and will use commercially reasonable efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Proxy/Prospectus, (ii) prepare and mail the Parent Proxy to the Parent’s stockholders and will use commercially reasonable efforts to furnish all information required to prepare such Parent Proxy and (iii) prepare and publish an admission document in relation to Parent and Target (the “Readmission Document”), which shall be compiled in accordance with the AIM Rules and Parent and Target shall furnish all relevant information required to publish the Readmission Document, procure the acceptance of responsibility of any director or proposed director of Parent in connection with the Readmission Document, the engagement of any competent person in accordance with the AIM Rules and the engagement of any other adviser that may be required so that Parent may be approved and re-admitted to the AIM.  At any time from (and including) the initial filing with the SEC of the Proxy/Prospectus, Parent shall file with the SEC the Registration Statement containing the Proxy/Prospectus so long as Parent shall have provided to Target a copy of the Registration Statement containing the Proxy/Prospectus at least ten (10) days prior to any filing thereof and any supplement or amendment at least two (2) days prior to any filing thereof.  Subject to the foregoing sentence, Parent and Target shall jointly determine the date that the Registration Statement is filed with the SEC and the date that Parent shall be re-admitted to listing on AIM.  Parent and Target shall use commercially reasonable efforts (i) to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and (ii) use commercially reasonable efforts to achieve the intended date for re-admission to listing on AIM including instructing Parent’s nominated adviser to file such necessary notices with AIM as may be required to effect Parent’s listing on AIM.  Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities laws or AIM Rules in connection with the issuance of Parent Common Shares in the Merger and Target shall furnish all information concerning Target and the holders of shares of Target capital stock as may be reasonably requested in connection with any such action.  Promptly after the completion of the Readmission Document but before the effectiveness of the Registration Statement, Parent shall cause the Parent Proxy and the

Readmission Document to be mailed to its stockholders, and if necessary, after the Parent Proxy and Readmission Document have been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, re-solicit proxies or written consents, as applicable.  Promptly after the effectiveness of the Registration Statement and the completion of the Readmission Document, Target shall cause the Proxy/Prospectus to be mailed to its stockholders, and if necessary, after the definitive Proxy/Prospectus has been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, re-solicit proxies or written consents, as applicable.  If at any time prior to the Effective Time, the officers and directors of Parent or Target discover any statement which, in light of the circumstances to which it is made, is false or misleading with respect to a material fact or omits to state a material fact necessary to make a statement made in the Parent Proxy, Proxy/Prospectus or the Readmission Document not misleading, then such party shall immediately notify the other party of such misstatements or omissions.  Parent shall advise Target and Target shall advise Parent, as applicable, promptly after it receives notice thereof, of the time when the Registration Statement becomes effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Shares for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.”

Section 7.               Ratification of the Merger Agreement.  The Merger Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects and shall remain in full force and effect.

Section 8.               Counterparts.  This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute the same instrument.

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[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

RESACA EXPLOITATION, INC.

By:	/s/ Chris Work
Name:	Chris Work
Title:	VP and CFO

RESACA ACQUISITION SUB, INC.

By:	/s/ Chris Work
Name:	Chris Work
Title:	VP and CFO

CANO PETROLEUM, INC.

By:	/s/ Ben Daitch
Name:	Ben Daitch
Title:	SVP and CFO

Amendment No. 4 to Agreement and Plan of Merger

Signature Page